Filed Pursuant to Rule 424(b)(4)

Registration No. 333-271181

ToughBuilt Industries, Inc.

6,089,025 Shares of Common Stock

4,886,586 Pre-Funded Warrants to Purchase up to 4,886,586 Shares of Common Stock

10,975,611 Series D Common Warrants to Purchase up to 10,975,611 Shares of Common Stock

Placement Agent Warrants to Purchase up to 658,537 Shares of Common Stock

 (and Shares of Common Stock underlying the Series D Common Warrants, Pre-Funded Warrants and Placement Agent Warrants)

We are offering 6,089,025 shares of common stock, together with Series D warrants to purchase up to 6,089,025 shares of common stock, each a Series D Common Warrant, at an offering price of $0.41 per share and Series D Common Warrant (and the shares issuable from time to time upon exercise of the Series D Common Warrants) pursuant to this prospectus. The shares of common stock and Series D Common Warrants will be separately issued, but must be purchased together in this offering. The shares of common stock and Series D Common Warrants will be sold in fixed combinations, with each share of common stock that we sell in this offering being accompanied by one Series D Common Warrant to purchase one share of common stock. Each Series D Common Warrant will have an exercise price of $0.29, and will be exercisable upon issuance and will expire five years from the date of issuance.

We are also offering 4,886,586 pre-funded warrants, or Pre-Funded Warrants, to purchase up to an aggregate of 4,886,586 shares of common stock to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock following the consummation of this offering in lieu of the shares of our common stock that would result in ownership in excess of 4.99% (or, at the election of the purchaser, 9.99%). Each Pre-Funded Warrant will be exercisable for one share of common stock at an exercise price of $0.0001 per share. Each Pre-Funded Warrant is being issued together with one Series D Common Warrant to purchase one share of common stock as described above being issued with each share of common stock. The offering price for each such Pre-Funded Warrant, together with the Series D Common Warrant, is $0.4099 which is equal to the $0.41 offering price of each share of common stock and accompanying Series D Common Warrant, less the $0.0001 per share exercise price of each such Pre-Funded Warrant. Each Pre-Funded Warrant will be exercisable upon issuance and will expire when exercised in full. The Pre-Funded Warrants and Series D Common Warrants are immediately separable and will be issued separately in this offering, but must be purchased together in this offering. For each Pre-Funded Warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. This offering also relates to the shares of common stock issuable upon the exercise of the Pre-Funded Warrants and the Series D Common Warrants.

We have engaged H.C. Wainwright & Co., LLC (“Wainwright” or the “Placement Agent”) to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered by this prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing this offering. We will bear all costs associated with the offering. See “Plan of Distribution” on page 33 of this prospectus for more information regarding these arrangements.

Our common stock and our Series A Warrants are currently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “TBLT” and “TBLTW,” respectively. On June 20, 2023, the closing price of our common stock on Nasdaq was $0.5601. There is no established public trading market for the Pre-Funded Warrants or the Series D Common Warrants that are part of this offering, and we do not expect a market to develop. We do not intend to apply for listing of the Pre-Funded Warrants or the Series D Common Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants and the Series D Common Warrants will be limited.

You should read this prospectus, together with additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 14 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of risks that should be considered in connection with an investment in our securities.

	Per Share and Accompanying Series D Common Warrant	Per Pre- Funded Warrant and Accompanying Series D Common Warrant	Total
Offering price	$0.41000	$0.40990	$4,500,001
Placement Agent Fees (1)	$0.02870	$0.02870	$315,000
Proceeds to us, before expenses (2)	$0.38130	$0.38120	$4,185,001

(1)	We have agreed to pay the placement agent a cash fee equal to 7.0% of the gross proceeds raised in this offering. We have also agreed to reimburse the placement agent for certain of its offering related expenses, including a management fee equal to 0.5% of the aggregate gross proceeds raised in this offering, reimbursement for non-accountable expenses in an amount up to $50,000, legal fees and other out-of-pocket expenses in the amount of up to $100,000, and for its clearing expenses in the amount of $15,950. In addition, we have agreed to issue the placement agent or its designees warrants to purchase a number of shares of common stock equal to 6.0% of the shares of common stock sold in this offering (including the shares of common stock issuable upon the exercise of the Pre-Funded Warrants), at an exercise price of $0.5125 per share. For a description of compensation to be received by the placement agent, see “Plan of Distribution” for more information.
(2)	Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Plan of Distribution.”

The delivery of the shares of common stock (or Pre-Funded Warrants in lieu thereof) and the Series D Common Warrants to purchasers is expected to be made on or about June 23, 2023, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 21, 2023.

ABOUT THIS PROSPECTUS

We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Information Incorporated by Reference,” before deciding to invest in our securities.

We have not, and the placement agent has not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

The information incorporated by reference or provided in this prospectus contains statistical data and estimates, including those relating to market size and competitive position of the markets in which we participate, that we obtained from our own internal estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Industry publications, studies and surveys generally state that they have been obtained from sources believed to be reliable. While we believe our internal company research is reliable and the definitions of our market and industry are appropriate, neither this research nor these definitions have been verified by any independent source.

For investors outside the United States: We have not, and the placement agent has not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

This prospectus and the information incorporated by reference into this prospectus contain references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the information incorporated by reference into this prospectus, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

1

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Except for historical information, this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future and variations thereof.

There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to:

●	our ability to continue as a going concern;
●	our lack of operating history;
●	the expectation that we will incur significant operating losses for the foreseeable future and will need significant additional capital;
●	our current and future capital requirements to support our development and commercialization efforts for our product candidates and our ability to satisfy our capital needs;

●	our dependence on third-parties to manufacture our products;
●	our ability to maintain or protect the validity of our intellectual property;
●	interpretations of current laws and the passages of future laws;
●	the accuracy of our estimates regarding expenses and capital requirements;
●	our ability to adequately support organizational and business growth; and
●	the continued spread of COVID-19 and the resulting global pandemic and its impact on our financial condition and results of operations.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in such forward-looking statements. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should refer to the “Risk Factors” section of this prospectus for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. You should review the factors and risks and other information we describe in the reports we will file from time to time with the Securities and Exchange Commission (“SEC”) after the date of this prospectus.

All forward-looking statements are expressly qualified in their entirety by this cautionary note. You are cautioned to not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference into this prospectus. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We have no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise. Moreover, except as required by law, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We have expressed our expectations, beliefs and projections in good faith and believe they have a reasonable basis. However, we cannot assure you that our expectations, beliefs or projections will result or be achieved or accomplished.

2

PROSPECTUS SUMMARY

This summary highlights information about our company, this offering and information contained in greater detail in other parts of this prospectus or incorporated by reference into this prospectus from our filings with the SEC listed in the section entitled “Information Incorporated by Reference.” Because it is only a summary, it does not contain all of the information that you should consider before purchasing our securities in this offering and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference into this prospectus. You should read the entire prospectus, the registration statement of which this prospectus is a part, and the information incorporated by reference into this prospectus in their entirety, including the “Risk Factors” and our financial statements and the related notes incorporated by reference into this prospectus, before purchasing our securities in this offering. Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to “ToughBuilt” “the Company,” “we,” “us” and “our” refer to ToughBuilt Industries, Inc., a Nevada corporation, and its subsidiaries.

Overview

We were formed to design, manufacture, and distribute innovative tools and accessories to the building industry. We market and distribute various home improvement and construction product lines for both Do-It-Yourself and professional markets under the TOUGHBUILT® brand name, within the global multibillion-dollar per year tool market. All of our products are designed by our in-house design team. Since our initial launch of product sales nine years ago, we have experienced annual sales growth from approximately $1,000,000 in 2013 to approximately $95,000,000 in 2022.

Our business is currently based on development of innovative and state-of-the-art products, primarily in tools and hardware category, with particular focus on building and construction industry with the ultimate goal of making life easier and more productive for contractors and workers alike. Our three major categories contain a total of 19 product lines, consisting of (i) Soft Goods, which includes kneepads, tool bags, pouches and tool belts, (ii) Metal Goods, which consists of sawhorses, tool stands and workbench and (iii) Utility Products, which includes utility knives, aviation snips, shears, lasers and levels, tape measures and chalk reels, striking tools, garden and landscaping tools and pliers and clamps. We also have several additional categories and product lines in various stages of development.

We design and manage our product life cycles through a controlled and structured process. We involve customers and industry experts from our target markets in the definition and refinement of our product development. Product development emphasis is placed on meeting and exceeding industry standards and product specifications, ease of integration, ease of use, cost reduction, design-for manufacturability, quality, and reliability.

Our mission consists, of providing products to the building and home improvement communities that are innovative, of superior quality derived in part from enlightened creativity for our end users while enhancing performance, improving well-being, and building high brand loyalty.

We operate through the following subsidiaries: (i) ToughBuilt Industries UK Limited; (ii) ToughBuilt Mexico; (iii) ToughBuilt Armenia, LLC; and (iv) ToughBuilt Brazil.

Business Developments

The following highlights recent material developments in our business:

●	In first quarter of 2022, we announced that our online sales through Amazon increased by 41% to approximately $3.4 million for the quarter ended March 31, 2022, compared to approximately $2.4 million for the first quarter of 2021.

●

In second quarter of 2022, we announced that our online sales through Amazon.com were $3.6 million. This represents a 17% increase from the same quarter in 2021. Sales for the first half of 2022 increased by 28% to approximately $7.0 million compared to $5.31 million for the first half of 2021.

●	In July 2022, we announced that we entered into an agreement with Ace Hardware USA and International to sell 35 ToughBuilt products.

3

●	In August 2022, we announced that we started to sell 93 ToughBuilt products on Amazon.It (Italy) and Amazon.de (Germany).
●

In August 2022, we announced our entry into a supply agreement with Elecktro3 S.C.C.L (“Elecktro3”) and NCC Hardware Purchasing and Services Centers, SL (“NCC”), increasing our presence in Spain’s hardware marketplace.

●

In August 2022, we announced the launch of our all-new Reload Utility Knife, a groundbreaking new cutting tool made available for purchase through a leading US home improvement retailer and across their global strategic network of ToughBuilt’s partners and buying groups, servicing over 15,500 storefronts around the world.

●	In September 2022, we announced our entry into the global measuring and marking market segment category with a feature-rich family of tape measures and chalk reels.
●

In September 2022, we announced that we entered into an agreement with two major wholesale tool distributors in Switzerland, marking an expansion of European distribution that includes more than 250 retailers, nationwide.

●

In September 2022, we announced our launch of 21 new SKUs into the global handsaws segment, beginning with a line of seven cutting tools featuring ToughBuilt’s QuickSet™ Double-Edge Pull Saw, the first ever safe-folding pull saw. The new line will be available Q4 2022 and beyond for purchase through a leading US home improvement retailer and across global strategic network of partners and buying groups, servicing over 15,500 storefronts around the world.

●

In September 2022, we announced major expansions to its network of storefronts in Great Britain, confirming broad new and expanding agreements with Huws Gray, Selco Builders Warehouse, MKM, City Electrical Factors, and Carpet & Flooring.

●	In October 2022, we announced the launch of an all-new line of striking tools, including an innovative series of ShockStop™ hammers, marking their entry into the global tool-hammer market.
●	In October 2022, we announced that we entered into four major retailers in Germany, which accounted for a 35% share of the global hand tools market in 2019.
●	In October 2022, we announced that our online sales for Q3 2022 through Amazon.com were $3.91 million. This represents a 38% rise from the same quarter in 2021. Sales for the 9-month period ending on September 30, 2022, increased by 32% to approximately $10.92 million, compared to $8.30 million for the same period in 2021.

●

In October 2022, we announced the launch of our all-new 500 ft. Rotary Laser Level Kit. The level comes with an intuitive, first-of-its-kind, 3-piece stacking guide rod that allows for a rolling laser receiver to provide bracket-free attachment and a one-handed interface for fast operation. It emits a laser that displays a consistent, accurate signature that is detectable up to 500-feet of distance from its projection point. The kit also includes an innovative tripod with a rapid-use bullseye level and telescoping legs to promote accurate placement on uneven terrain.

●

In October 2022, we announced that we reached a comprehensive distribution agreement with Sodimac, the largest home improvement and construction supplier in South America; beginning with Peru and Colombia with 15 ToughBuilt SKUs.

●

In October 2022, we announced that we expanded our distribution of 84 ToughBuilt branded products to be sold in all Sears’ Mexico locations, totaling 96 storefronts nationwide. Sears continues to be a leading supplier to its core consumers in the hardware and home improvement trades in Latin America, and its comprehensive store count and geographical presence across Mexico offer ToughBuilt an opportunity to offer a wide product range to professional end users in the country.

4

●

In November 2022, we announced that we entered into a distribution agreement with Lamed LLP (“Lamed”) – one of the largest suppliers of equipment, tools and building materials in Kazakhstan. Lamed begins this agreement with 76 ToughBuilt SKUs and will stock the entire ToughBuilt product range.

●

In December 2022, we announced that we are strengthening our relationship with European and UK retailers Wickes, Toolstation UK & Toolstation France. After a successful launch of ToughBuilt products, Wickes, which has 230 locations across the United Kingdom, will be increasing the number of ToughBuilt SKUs available to its customer base, from 15 to 48 SKUs beginning January 2023. Additionally, Toolstation UK, with over 550 stores nationwide, following consistent and impressive sales, Toolstation UK has increased its ToughBuilt SKUs to 35 total SKUs and has committed to several national promotions, contributing to a significant uplift in sales conversions. Toolstation France has also more than doubled its original offering of the ToughBuilt range to from 25 to 65 SKUs in total.

●	In December 2022, we announced the launch of our new line of Long Handle Garden and Landscaping Tools. Beginning with 11 out of about 150 SKUs, the new line includes many innovative improvements.
●	In January 2023, our global Amazon sales for 2022 through Amazon.com were approximately $15.91 million. This represents an approximate 34% increase from 11.87 million in Amazon sales in 2021.
●

In January 2023, we launched more than 40 new SKUs into the Handheld Screwdrivers segment, including ratcheting bit drivers, insulated screwdrivers, precision, slotted, Phillips, Torx, and cabinet screwdrivers and demolition drivers.

●

In January 2023, we expanded our distribution agreement with Sodimac, the largest home improvement and construction supplier in South America. In this extended agreement, stores in Chile, Peru, Argentina, Colombia, Brazil, and Uruguay will initially begin with 15 SKUs in-store and brings 23 SKUs to Sodimac’s online marketplace.

●	In January 2023, we launched more than 20 new SKUs into the Handheld Wrenches segment, including adjustable wrenches, construction wrenches and pipe wrenches.
●	In February 2023, we launched our new line of pliers and clamps. The new line, comprised of more than 40 SKUs, will be made available for purchase through leading US home improvement retailers and across ToughBuilt’s growing strategic networks of North American and global trade partners and buying groups, servicing over 18,900 storefronts and online portals worldwide.

Our Products

We create innovative products that help our customers build faster, build stronger, and work smarter. We accomplish this by listening to what our customers want and need and researching how professionals work, then we create tools that help them save time, hassle and money.

TOUGHBUILT® manufactures and distributes an array of high-quality and rugged tool belts, tool bags, and other personal tool organizer products. We also manufacture and distribute a complete line of knee pads for various construction applications, a variety of metal goods, including utility knives, aviation snips and shears and digital measures such as lasers and levels. Our line of job site tools and material support products consists of a full line of miter saw and table saw stands, sawhorses/job site tables, roller stands and workbench. All of our products are designed and engineered in the United States and manufactured in China, India and the Philippines under our quality control supervision. We do not need government approval for any of our products.

Our soft-sided tool storage line is designed for a wide range of Do-It-Yourself and professional needs. This line of pouches and tool and accessories bags is designed to organize our customers’ tools faster and easier. Interchangeable pouches clip on and off any belt, bag ladder wall, or vehicle. Our products let our customers carry what they want so they have it when they want it. ToughBuilt’s wide mouth tool carry-all bags come in sizes from 12 inches to 30 inches. They all have steel-reinforced handles and padded shoulder straps which allow for massive loads to be carried with ease. Rigid plastic hard-body lining protects everything inside. Double mesh pockets included inside provide complete visibility for stored items. They include a lockable zipper for added security and safety and secondary side handles for when it takes more than one to carry the load.

5

All of these products have innovative designs with unique features that provide extra functionality and enhanced user experience. Patented features such as our exclusive “Cliptech” mechanism incorporated in some of the products in this line are unique in these products for the industry and have distinguished the line from other similarly situated products thus we believe, increasing appeal among the other products of this category in the professional community and among the enthusiasts.

Soft Goods

The flagship of the product line is the soft goods line that consists of over 100 variations of tool pouches, tool rigs, tool belts and accessories, tool bags, totes, variety of storage solutions, and office organizers/bags for laptop/tablet/cellphones, etc. Management believes that the breadth of the line is one of the deepest in the industry and has specialized designs to suit professionals from all sectors of the industry including plumbers, electricians, framers, builders, and more.

We have a selection of over 10 models of kneepads, some with revolutionary and patented design features that allow the users to interchange components to suit particular conditions of use. Management believes that these kneepads are among the best performing kneepads in the industry. Our “all terrain” knee pad protection with snapshell technology is part of our interchangeable kneepad system which helps to customize the jobsite needs. They are made with superior quality using multilevel layered construction, heavy-duty webbing, and abrasion-resistant PVC rubber.

Metal Goods

Sawhorses and Work Support Products

The second major category consists of Sawhorses and Work Support products with unique designs and robust construction targeted for the most discerning users in the industry. The innovative designs and construction of the more than 18 products in this category have led to the sawhorses becoming among the best sellers of category everywhere they are sold. The newest additions in this category include several stands and work support products that are quickly gaining recognition in the industry and are expected to position themselves in the top tier products in a short time. Our sawhorse line, miter saw, table saw & roller stands and workbench are built to very high standards. Our sawhorse/jobsite table is fast to set up, holds 2,400 pounds, has adjustable heights, is made of all-metal construction, and has a compact design. We believe that these lines of products are slowly becoming the standard in the construction industry.

All of our products are designed in house to achieve features and benefits for not only the professional construction worker but also for the Do-It-Yourself person.

Electronic Goods

Digital measures and levels

TOUGHBUILT’s third major product line is the digital measure and levels. These digital measures are targeted towards the PROs for accurate job site measuring, to make sure the job is done right and in time. These digital measures help calculate what amount of construction product is needed to finish the job. Such as measures for floors, tile, and paint.

6

Our Business Strategy

Our product strategy is to develop product lines in a number of categories rather than focus on a single line of goods. We believe that this approach allows for rapid growth, wider brand recognition, and may ultimately result in increased sales and profits within an accelerated time period. We believe that building brand awareness of our current ToughBuilt lines of products will expand our share of the pertinent markets. Our business strategy includes the following key elements:

●	A commitment to technological innovation achieved through consumer insight, creativity, and speed to market;

●	A broad selection of products in both brand and private labels;

●	Prompt response;

●	Superior customer service; and

●	Value pricing.

We will continue to consider other market opportunities while focusing on our customers’ specific requirements to increase sales.

Market

In addition to the construction market, our products are marketed to the “Do-It-Yourself” and home improvement marketplace. The home improvement industry has fared much better in the aftermath of the Great Recession than the housing market. The U.S. housing stock of more than 130 million homes requires regular investment merely to offset normal depreciation. And many households that might have traded up to more desirable homes during the downturn decided instead to make improvements to their current homes. Meanwhile, federal and state stimulus programs encouraged homeowners and rental property owners to invest in energy-efficient upgrades that they might otherwise have deferred. Finally, many rental property owners, responding to a surge in demand from households either facing foreclosure or nervous about buying amid the housing market uncertainty, reinvested in their units.

TOUGHBUILT® products are available worldwide in many major retailers ranging from home improvement and construction products and services stores to major online outlets. Currently, we have placement in Lowes, Home Depot, Menards, Bunnings (Australia), Princess Auto (Canada), Dong Shin Tool PIA (S. Korea) and others, as well as seeking to grow our sales in global markets such as Western and Central Europe, Russia and Eastern Europe, South America and the Middle East.

Retailers by region include:

●	United States: Lowe’s, Home Depot, Menards, Harbor Freight, ACE Hardware, Acme, TSC;

●	Canada: Princess Auto;

●	United Kingdom: Wickes, TOOL STATION, Huws Gray, Selco Builders Warehouse, MKM, City Electrical Factors, and Carpet & Flooring;

●	Europe: Elecktro3 and NCC Hardware;

●	South America: Sodimac;

●	Mexico: Sears;

7

●	Middle East: Lamed;

●	Australia: Kincrome, and Bunnings;

●	New Zealand: Kincrome, and Bunnings;

●	Russia: VSEInstrumenti.ru; and

●	South Korea: Dong Shin Tool PIA Co., Ltd.

We are actively expanding into other markets including South Africa.

We are currently in product line reviews and discussions with Home Depot Canada, Do It Best, True Value, and other major retailers both domestically and internationally. A product line review requires the supplier to submit a comprehensive proposal which includes product offerings, prices, competitive market studies and relevant industry trends, and other information. Management anticipates, within the near term, adding to its customer base up to three major retailers, along with several distributors and private retailers within six sectors and among fifty-six targeted countries.

New Products

Tools

In 2022, we launched the following product lines:

●	Tape Measures and Chalk Reels

●	Striking Tools

●	Long Handle Garden and Landscaping Tools

●	Pliers and Clamps

In 2022, we launched the following tools:

●	Reload Utility Knife

●	21 new SKUs into the global handsaws segment

●	500 ft. Rotary Laser Level Kit

●	40+ new SKUs into the Handheld Screwdrivers segment

●	20 new SKUs into the Handheld Wrenches segment

Mobile Device Products

Since 2013, we have been planning, designing, engineering, and sourcing the development of a new line of ToughBuilt mobile devices and accessories to be used in the construction industry and by building enthusiasts. However, due to microchip shortages, we have suspended this segment and will continue development in the near future.

8

Intellectual Property

We hold several patents and trademarks of various durations and believe that we hold, have applied for or license all of the patent, trademark, and other intellectual property rights necessary to conduct our business. We utilize trademarks (licensed and owned) on nearly all of our products and believe having distinctive marks that are readily identifiable is an important factor in creating a market for our goods, in identifying our brands and our Company, and in distinguishing our goods from the goods of others. We consider our ToughBuilt®, Cliptech®, and Fearless® trademarks to be among our most valuable intangible assets. Trademarks registered both in and outside the U.S. are generally valid for 10 years, depending on the jurisdiction, and are generally subject to an indefinite number of renewals for a like period on appropriate application.

In 2019, the United States Patent and Trademark Office (USPTO) granted two new design patents (U.S. D840,961 S and US D841,635 S) that cover ToughBuilt’s ruggedized mobile devices, which are valid for a period of 15 years. We also have several patents pending with the USPTO and anticipate three or four of them to be granted in the near future.

We also rely on trade secret protection for our confidential and proprietary information relating to our design and processes for our products. Copyright protection is also utilized when appropriate.

Domain names are a valuable corporate asset for companies around the world, including ToughBuilt. Domain names often contain a trademark or service mark or even a corporate name and are often considered intellectual property. The recognition and value of the ToughBuilt name, trademark, and domain name are our core strengths.

We have entered into and will continue to enter into confidentiality, non-competition, and proprietary rights assignment agreements with our employees and independent contractors. We have entered into and will continue to enter into confidentiality agreements with our suppliers to protect our intellectual property.

We have not entered into any royalty agreements with respect to our intellectual property.

Going Concern

As reflected in our consolidated financial statements included in our Quarterly Report for the fiscal quarter ended March 31, 2023 and incorporated by reference herein, the Company had $2,357,204 cash on hand an accumulated deficit of approximately $153.2 million at March 31, 2023, a net loss of approximately $8.3 million for the three months ended March 31, 2023, and approximately $780,000 of net cash provided by operating activities for the three  months ended March 31, 2023. As reflected in our consolidated financial statements included in our Annual Report for the fiscal year ended December 31, 2022 and incorporated by reference herein, we had an accumulated deficit of approximately $145 million at December 31, 2022 a net loss of approximately $39.3 million for the year ended December 31, 2022, and approximately $37.3 million of net cash used in operating activities for the year ended December 31, 2022. The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. We anticipate incurring additional losses until such time, if ever, that we will be able to effectively market our products. As such, it is likely that additional financing will be needed by us to fund our operations. These factors raise substantial doubt about our ability to continue as a going concern.

The net proceeds from our sale of shares of our Common Stock and accompanying Series D Common Warrants and Pre-Funded Warrants and accompanying Series D Common Warrants in this offering will be approximately $3.7 million, after deducting the estimated Placement Agent fees and commissions and estimated offering expenses payable by us. We believe that the net proceeds from this offering will meet our capital needs for the next three months under our current business plan. If we have insufficient capital to operate our business under our current business plan, we have contingency plans for our business that include, among other things, the delay of the introduction of new products, a reduction in headcount, and a reduction of the expansion of our distribution networks, which is expected to substantially reduce revenue growth and delay our profitability. There can be no assurance that our implementation of these contingency plans will not have a material adverse effect on our business.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

●

being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

9

●

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies. We will remain a smaller reporting company until the end of the fiscal year in which (i) we have a public common equity float of more than $250 million, or (ii) we have annual revenues for the most recently completed fiscal year of more than $100 million and a public common equity float or a public float of more than $700 million. We also would not be eligible for status as a smaller reporting company if we become an investment company, an asset-backed issuer or a majority-owned subsidiary of a parent company that is not a smaller reporting company.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.

Corporate History

We were incorporated in the State of Nevada on April 9, 2012, as Phalanx, Inc. We changed our name to ToughBuilt Industries, Inc. on December 29, 2015. Our principal executive offices are located at 8669 Research Drive, Irvine, CA 92618, and our telephone number is (949) 528-3100. Our website address is www.toughbuilt.com. Information contained in, or accessible through, our website does not constitute part of this prospectus or registration statement and inclusions of our website address in this prospectus or registration statement are inactive textual references only. You should not rely on any such information in making your decision whether to purchase our securities.

10

THE OFFERING

Common Stock to be Offered	6,089,025 shares of common stock.
Pre-Funded Warrants to be Offered

4,886,586 Pre-Funded Warrants. We are also offering to certain purchasers whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if such purchasers so choose, Pre-Funded Warrants to purchase shares of common stock, in lieu of shares of common stock that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock. Each Pre-Funded Warrant will be exercisable for one share of our common stock. The purchase price of each Pre-Funded Warrant and accompanying Series D Common Warrant will equal the price at which the share of common stock and accompanying Series D Common Warrant are being sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant will be $0.0001 per share. The Pre-Funded Warrants will be exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

This offering also relates to the shares of common stock issuable upon exercise of the Pre-Funded Warrants sold in this offering. For each Pre-Funded Warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. Because we will issue one Series D Common Warrant for each share of our common stock and for each Pre-Funded Warrant to purchase one share of our common stock sold in this offering, the number of Series D Common Warrant sold in this offering will not change as a result of a change in the mix of the shares of our common stock and Pre-Funded Warrants sold.

Series D Common Warrants to be Offered

10,975,611 Series D Common Warrants. Each share of our common stock and each Pre-Funded Warrant to purchase one share of our common stock is being sold together with one Series D Common Warrant to purchase one share of our common stock.

Each Series D Common Warrant will have an exercise price of $0.29, and will be exercisable upon issuance and will expire five years from the date of issuance.

The shares of common stock and Pre-Funded Warrants, and the accompanying Series D Common Warrants, as the case may be, can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the Series D Common Warrants.

11

Placement Agent Warrants

We have agreed to issue to the placement agent or its designees warrants (the “Placement Agent Warrants”) to purchase up to 6.0% of the aggregate number of shares of common stock (or Pre-Funded Warrants in lieu thereof) sold in this offering at an exercise price equal to $0.5125. The placement agent warrants will be exercisable upon issuance and will expire five years from the commencement of sales under this offering.

Common Stock to be Outstanding Immediately After this Offering(1)	25,922,053 shares (assuming that the Pre-Funded Warrants are exercised in full and assuming no exercise of the Series D Common Warrants).
Use of Proceeds

The net proceeds from our sale of shares of our Common Stock and accompanying Series D Common Warrants and Pre-Funded Warrants and accompanying Series D Common Warrants in this offering will be approximately $3.7 million, after deducting the estimated Placement Agent fees and commissions and estimated offering expenses payable by us. We currently intend to use any of the net proceeds for working capital purposes.

Dividend Policy	We have never declared or paid any cash dividends on our shares of common stock. We do not anticipate paying any cash dividends in the future.
Risk Factors

An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page 14 of this prospectus and the other information included and incorporated by reference in this prospectus for a discussion of the risk factors you should carefully consider before deciding to invest in our securities.

National Securities Exchange Listing	Our common stock and our Series A Warrants are currently listed on Nasdaq under the symbols “TBLT” and “TBLTW,” respectively. There is no established public trading market for the Pre-Funded Warrants or Series D Common Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or Series D Common Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants and Series D Common Warrants will be limited.

12

(1) The above discussion and table are based on 14,946,442 shares outstanding as of June 21, 2023 and excludes:

●	1,351,271 shares of common stock issuable upon the exercise of outstanding stock options and restricted stock units (“RSUs”);

●	133 shares of common stock issuable upon the exercise of warrants issued to the placement agents for $1,500 per share until August 18, 2024;

●	7 shares of common stock issuable upon the exercise of warrants issued to the placement agent for $18,000 per share until either (i) May 15, 2023 or (ii) September 4, 2023;

●	47 shares of common stock issuable upon the exercise of Class B Warrants for $18,000 per share with expiration dates within the period between October 17, 2021 and May 15, 2023;

●	3,460 shares of common stock issuable upon the exercise of Series A Warrants for $5,505 per share until either (i) November 14, 2023, (ii) December 17, 2023 or (iii) January 24, 2024;

●	102,450 shares of common stock issuable upon the exercise of warrants issued in connection with the Company’s public offering on June 2, 2020 for $1,729 per share until June 2, 2025;

●	153,433 shares of common stock issuable upon the exercise of warrants issued in connection with a July 2021 private placement offering for $121.50 per share until July 14, 2026 (the “July 2021 Offering”);

●	18,412 shares of common stock issuable upon the exercise of warrants issued to the placement agent in connection with the July 2021 Offering for $162.94 per share until July 14, 2026;

●

125,000 shares of common stock issuable upon the exercise of the warrants issued to the investors of the Series F Preferred Stock and Series G Preferred Stock for $37.65 per share until February 15, 2027 (the “February 2022 Offering”);

●	10,000 shares of common stock issuable upon the exercise of warrants issued to the placement agent in connection with the February 2022 Offering for $7.50 per share until February 15, 2027;

●	5,000 shares of common stock issuable upon the exercise of warrants for $1.90 per share until June 22, 2027 (the “June 2022 Offering”);

●	189,474 shares of common stock issuable upon the exercise of warrants issued to the placement agent in connection with the June 2022 Offering for $2.375 per share until June 22, 2027;

●

240,000 shares of common stock issuable upon the exercise of warrants issued to the placement agent in connection with a private placement for $6.25 per share until July 28, 2025 (the “July 2022 Private Placement”);

●	10,619,911 shares of common stock issuable upon exercise of the Series C preferred investment options issued to certain stockholders in the 2022 Private Placement for $2.356 per share until November 17, 2025; and

●	157,195 shares of common stock issuable upon exercise of preferred investment options issued to the placement agent in connection with the 2022 Private Placement for $3.578365 per share until November 17, 2025.

Unless otherwise indicated, all information contained in this prospectus assumes (i) no exercise of options issued under our equity incentive plans and (ii) no exercise of Common Warrants and the Placement Agent Warrants.

13

RISK FACTORS

Before purchasing any of the securities you should carefully consider the risk factors set forth below and incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and any subsequent updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q, and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Additional Information” and “Incorporation of Certain Information By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business, and prospects.

Risks Related to Our Company

There is substantial doubt about our ability to continue as a going concern.

We have incurred substantial operating losses since its inception. As reflected in our consolidated financial statements included in our Quarterly Report for the fiscal quarter ended March 31, 2023 and incorporated by reference herein, the Company had $2,357,204 cash on hand, an accumulated deficit of approximately $153.2 million at March 31, 2023, a net loss of approximately $8.3 million for the three months ended March 31, 2023, and approximately $780,000 of net cash provided by operating activities for the three  months ended March 31, 2023. As reflected in our consolidated financial statements included in our Annual Report for the fiscal year ended December 31, 2022 and incorporated by reference herein, we had $2,564,237 cash on hand, an accumulated deficit of approximately $145 million at December 31, 2022, a net loss of approximately $39.3 million for the year ended December 31, 2022, and approximately $37.3 million of net cash used in operating activities for the year ended December 31, 2022. The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. We anticipate incurring additional losses until such time, if ever, that we will be able to effectively market our products. As such, it is likely that additional financing will be needed by us to fund our operations. These factors raise substantial doubt about our ability to continue as a going concern.

The net proceeds from our sale of shares of our Common Stock and accompanying Series D Common Warrants and Pre-Funded Warrants and accompanying Series D Common Warrants in this offering will be approximately $3.7 million, after deducting the estimated Placement Agent fees and commissions and estimated offering expenses payable by us. We believe that the net proceeds from this offering will meet our capital needs for the next three months under our current business plan.

If we have insufficient capital to operate our business under our current business plan, we have contingency plans for our business that include, among other things, the delay of the introduction of new products, a reduction in headcount, and a reduction of the expansion of our distribution networks, which is expected to substantially reduce revenue growth and delay our profitability. There can be no assurance that our implementation of these contingency plans will not have a material adverse effect on our business.

Following this offering, we will seek to obtain additional capital through the sale of debt or equity financings or other arrangements to fund operations; however, there can be no assurance that we will be able to raise needed capital under acceptable terms, if at all. The sale of additional equity may dilute investors and newly issued shares may contain senior rights and preferences compared to currently outstanding shares of common stock. Issued debt securities may contain covenants and limit our ability to pay dividends or make other distributions to stockholders. If we are unable to obtain such additional financing, future operations would need to be scaled back or discontinued. Due to the uncertainty in our ability to raise capital, management believes that there is substantial doubt in our ability to continue as a going concern for the next twelve months.

We will require additional capital in order to achieve profitability. and, if necessary, to finance future losses from operations as we endeavor to build revenue, but we do not have any commitments to obtain such capital and we cannot assure you that we will be able to obtain adequate capital as and when required.

We may not be able to generate any profit in the foreseeable future. For the three months ended March 31, 2023, we had a net loss of approximately $8.3 million, as compared to a net loss of approximately $12.1 million for the three months ended March 31, 2022. For the fiscal year ended December 31, 2022, we have a net loss of approximately $39.3 million compared to a net loss of approximately $38.0 million for the fiscal year ended December 31, 2021. Accordingly, there is no assurance that we will realize profits in fiscal year 2023 or thereafter. If we fail to generate profits from our operations, we will not be able to sustain our business. We may never report profitable operations or generate sufficient revenue to maintain our Company as a going concern. however, we cannot give assurance that we can increase our cash balances or limit our cash consumption and thus maintain sufficient cash balances for our planned operations. Future business demands may lead to cash utilization at levels greater than recently experienced. We will need to raise additional capital in the future. However, we cannot assure that we will be able to raise additional capital on acceptable terms, or at all. Our inability to generate profits could have an adverse effect on our financial condition, results of operations, and cash flow. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations; Liquidity and Capital Resources.”

We are highly dependent upon manufacturers in China, India and the Philippines and an interruption in such relationships or our ability to obtain products from them could adversely affect our business and results of operations.

Our products are manufactured by factories located in China, India, and the Philippines. Our ability to acquire products from our suppliers in amounts and on terms acceptable to us is dependent on a number of factors which are unforeseeable and may be beyond our control. For example, financial or operational difficulties that some of our manufacturers may face could result in an increase in the cost of the products we purchase from them. If we do not maintain our relationships with our existing manufacturers or fail to find replacement or additional manufacturers in a timely manner and on acceptable commercial terms, we may not be able to continue to offer our products at competitive prices and any failure to deliver those products to our customers in a timely and accurate manner may damage our reputation and brand and could cause us to lose customers and our sales could decline.

We have identified material weaknesses in our internal control over financial reporting. These material weaknesses could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Our management is likewise required, on a quarterly basis, to evaluate the effectiveness of our internal controls and to disclose any changes and material weaknesses identified through such evaluation in those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

As described in our Quarterly Report on Form 10-Q for the fiscal year ended March 31, 2023, we identified several material weaknesses in our internal control over financial reporting. As a result of these material weaknesses, our management concluded that our internal control over financial reporting was not effective as of March 31, 2023.

Any failure to maintain such internal control could adversely impact our ability to report our financial position and results from operations on a timely and accurate basis, which could result in a material adverse effect on our business. If our financial statements are not accurate, investors may not have a complete understanding of our operations. Likewise, if our financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities. In addition, we would likely incur additional accounting, legal and other costs in connection with any remediation steps. Ineffective internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

14

To respond to these material weaknesses, we have devoted, and plan to continue to devote, effort and resources to the remediation and improvement of our internal control over financial reporting. While we have processes to identify and appropriately apply applicable accounting requirements, we plan to enhance these processes to better evaluate our research and understanding of the nuances of the complex accounting standards that apply to our financial statements. Our plans at this time include investing in information technology (“IT”) systems to enhance our operational and financial reporting and internal controls, enhancing our organizational structure to support financial reporting processes and internal controls, further developing and documenting detailed policies and procedures regarding business processes for significant accounts, critical accounting policies and critical accounting estimates, establishing effective general controls over IT systems to ensure that information produced can be relied upon by process level controls is relevant and reliable, providing guidance, education and training to employees relating to our accounting policies and procedures. Additionally, we have hired, and plan to continue to hire, as resources permit, qualified accounting personnel to better manage our functional controls and segregate responsibilities. The elements of our remediation plan can only be accomplished over time, and we can offer no assurance that these initiatives will ultimately have the intended effects.

We can give no assurance that the measures we have taken and plan to take in the future will remediate the material weakness identified or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, even if we are successful in strengthening our controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our financial statements.

The security of our information technology systems may be compromised in the event of system failures, unauthorized access, cyberattacks or a deficiency in our cybersecurity, and confidential information, including non-public personal information that we maintain, could be improperly disclosed.

We rely extensively on information technology and systems including internet sites, data hosting, physical security, and software applications and platforms. Despite our security measures, our information technology systems, some of which are managed by third parties, may be susceptible to damage, disruptions or shutdowns due to computer viruses, attacks by computer hackers, failures during the process of upgrading or replacing software, power outages, user errors or catastrophic events. A significant breakdown, invasion, corruption, destruction or interruption of critical information technology systems, by our employees, others with authorized access to our systems or unauthorized persons could negatively impact or interrupt operations. The use of technology, including cloud-based computing, creates opportunities for the unintentional dissemination or intentional destruction of confidential information stored in our systems or our third-party systems. We could also experience a business interruption, theft of confidential information or reputational damage from malware or other cyberattacks, which may compromise our systems or lead to data leakage, either internally or at our third-party providers.

As part of our business, we maintain large amounts of confidential information, including non-public personal information on customers and our employees. Breaches in security, either internally or at our third-party providers, could result in the loss or misuse of this information, which could, in turn, result in potential regulatory actions or litigation, including material claims for damages, interruption to our operations, damage to our reputation or otherwise have a material adverse effect on our business, financial condition and operating results. Although we maintain information security policies and systems designed to prevent unauthorized use or disclosure of confidential information, including non-public personal information, there can be no assurance that such use or disclosure will not occur.

Any such business interruption, theft of confidential information or reputational damage from malware or other cyberattacks, or violation of personal information laws, could have a material adverse effect on our business, financial condition, and results of operations.

Product liability claims and other kinds of litigation could affect our business reputation financial condition results of operations and cash flows.

The products that we design and/or have manufactured can lead to product liability claims or other legal claims being filed against us. We have in the past, and may in the future, be subject to legal proceedings other than those relating to product liability claims. To the extent that plaintiffs are successful in showing that a defect in a product’s design, manufacture or warnings led to personal injury or property damage, or that our provision of services resulted in similar injury or damage, we may be subject to claims for damages. Although we are insured for damages above a certain amount, we bear the costs and expenses associated with defending claims, including frivolous lawsuits, and are responsible for damages below the insurance retention amount. In addition to claims concerning individual products, as a manufacturer, we can be subject to costs, potential negative publicity and lawsuits related to product recalls, which could adversely impact our results and damage our reputation.

Even defending against unsuccessful claims could cause us to incur significant expenses and result in a diversion of management’s attention. In addition, even if the money damages themselves did not cause substantial harm to our business, the damage to our reputation and the brands offered on our websites could adversely affect our future reputation and our brand, and could result in a decline in our net sales and profitability.

15

Risks Related to Ownership of Securities

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our securities to decline. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

There is no public market for the Series D Common Warrants or Pre-Funded Warrants being offered by us in this offering.

There is no established public trading market for the Series D Common Warrants or the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the Series D Common Warrants or Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Series D Common Warrants and Pre-Funded Warrants will be limited.

The Series D Common Warrants and Pre-Funded Warrants are speculative in nature.

The Series D Common Warrants and Pre-Funded Warrants offered hereby do not confer any rights of share of common stock ownership on their holders, such as voting rights, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the Series D Common Warrants may acquire the shares of common stock issuable upon exercise of such warrants at an exercise price of $0.29 per share of common stock, and holders of the Pre-Funded Warrants may acquire the shares of common stock issuable upon exercise of such warrants at an exercise price of $0.0001 per share of common stock. Moreover, following this offering, the market value of the Series D Common Warrants and Pre-Funded Warrants is uncertain and there can be no assurance that the market value of the Series D Common Warrants or Pre-Funded Warrants will equal or exceed their respective offering prices. There can be no assurance that the market price of the shares of common stock will ever equal or exceed the exercise price of the Series D Common Warrants or Pre-Funded Warrants, and consequently, whether it will ever be profitable for holders of Series D Common Warrants to exercise the Common Warrants or for holders of the Pre-Funded Warrants to exercise the Pre-Funded Warrants.

Holders of the Series D Common Warrants and Pre-Funded Warrants offered hereby will have no rights as common stockholders with respect to the shares of our common stock underlying the warrants until such holders exercise their warrants and acquire our common stock, except as otherwise provided in the Series D Common Warrants and Pre-Funded Warrants.

Until holders of the Series D Common Warrants and the Pre-Funded Warrants acquire shares of our common stock upon exercise thereof, except as set forth in the Series D Common Warrants and Pre-Funded Warrants, such holders will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of the Series D Common Warrants and the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

This is a best efforts offering, with no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The placement agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, placement agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

16

We currently, and may in the future, have assets held at financial institutions that may exceed the insurance coverage offered by the Federal Deposit Insurance Corporation, the loss of such assets would have a severe negative affect on our operations and liquidity.

We currently maintain, and may in the future maintain, our cash assets at certain financial institutions in the U.S. in amounts that are, and in the future may be, in excess of the Federal Deposit Insurance Corporation (“FDIC”) insurance limit of $250,000. In the event of a failure of any financial institutions where we maintain our deposits or other assets, we may incur a loss to the extent such loss exceeds the FDIC insurance limitation, which could have a material adverse effect upon our liquidity, financial condition and our results of operations.

If you purchase our securities in this offering you may experience future dilution as a result of future equity offerings or other equity issuances.

In order to raise additional capital, we believe that we will offer and issue additional shares of common stock or other securities convertible into or exchangeable for our shares of common stock in the future. We cannot assure you that we will be able to sell shares of common stock or other securities in any other offering at a price per share that is equal to or greater than the price per share of common stock paid by investors in this offering, and investors purchasing other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of common stock or other securities convertible into or exchangeable for our shares of common stock in future transactions may be higher or lower than the price per share in this offering.

In addition, we have a significant number of share options and warrants outstanding. To the extent that outstanding share options or warrants have been or may be exercised or other shares issued, you may experience further dilution. Further, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

Our stock price has been, and may continue to be, volatile.

The market price of our common stock has been, and may continue to be, subject to material volatility. Such fluctuations could be in response to, among other things, various factors, some of which are beyond our control. In addition to the factors discussed in this “Risk Factors” section, these factors include:

•	We will require additional capital in order to achieve commercial success and, if necessary, to finance future losses from operations as we endeavor to build revenue, but we do not have any commitments to obtain such capital and we cannot assure you that we will be able to obtain adequate capital as and when required;
•	If the hosts of third-party marketplaces limit our access to such marketplaces, our operations and financial results will be adversely affected;
•	Our financial condition and results of operations for the fiscal year 2023 may be adversely affected by the coronavirus outbreak;
•	The increase in commodity prices such as fuel, plastic, and metal could negatively impact our profit margins;
•	The Company’s results of operations could be negatively impacted by inflationary or deflationary economic conditions which could affect the ability to obtain goods from our suppliers in a timely and cost-effective manner;
•	Failure to comply with privacy laws and regulations and failure to adequately protect customer data could harm our business, damage our reputation and result in a loss of customers;
•	If we are unable to protect our intellectual property rights, our reputation and brand could be impaired, and we could lose customers;
•	Existing or future government regulation could expose us to liabilities and costly changes in our business operations and could reduce customer demand for our products and services;
•	Geopolitical conditions, including trade disputes and direct or indirect acts of war or terrorism, could have an adverse effect on our operations and financial results;
•	Our shares will be subject to potential delisting if we do not maintain the listing requirements of the Nasdaq Capital Market, including the $1.00 minimum closing bid requirement;
•	As an “emerging growth company” and a “smaller reporting company” under applicable law, we will be subject to lessened disclosure requirements, which could leave our stockholders without information or rights available to stockholders of more mature companies;
•	If research analysts do not publish research about our business or if they issue unfavorable commentary or downgrade our common stock, our stock price and trading volume could decline; and
•	We do not currently intend to pay dividends on our common stock in the foreseeable future, and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

In the past, many companies that have experienced volatility and sustained declines in the market price of their stock have become subject to securities class action and derivative action litigation. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could materially harm our business. Any insurance we maintain may not provide adequate coverage against potential losses from such securities litigation, and if claims or losses exceed our liability insurance coverage, our business would be adversely impacted. In addition, insurance coverage may become more expensive, which would harm our financial condition and results of operations.

Other international and geo-political events could also have a serious adverse impact on our business. For instance, in February 2022, Russia initiated military action against Ukraine. In response, the United States and certain other countries imposed significant sanctions and trade actions against Russia and could impose further sanctions, trade restrictions, and other retaliatory actions. While we cannot predict the broader consequences, the conflict and retaliatory and counter-retaliatory actions could materially adversely affect global trade, currency exchange rates, inflation, regional economies, and the global economy, which in turn may increase our costs, disrupt our supply chain, impair our ability to raise or access additional capital when needed on acceptable terms, if at all, or otherwise adversely affect our business, financial condition, and results of operations.

USE OF PROCEEDS

The net proceeds from our sale of shares of our Common Stock and accompanying Series D Common Warrants and Pre-Funded Warrants and accompanying Series D Common Warrants in this offering will be approximately $3.7 million, after deducting the estimated Placement Agent fees and commissions and estimated offering expenses payable by us and excluding any amounts that we may receive upon the cash exercise of the Series D Common Warrants. We believe that the net proceeds from this offering will meet our capital needs for the next three months under our current business plan.

If all the Series D Common Warrants are exercised in full for cash, the estimated net proceeds will increase by approximately $3,192,927. We cannot predict when or if these Series D Common Warrants will be exercised. It is possible that these Series D Common Warrants may expire and may never be exercised. Additionally, the Series D Common Warrants contain a cashless exercise provision that permit exercise of Series D Common Warrants on a cashless basis at any time where there is no effective registration statement under the Securities Act of 1933, as amended, covering the issuance of the underlying shares.

17

However, because this is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, the placement agent’s fees and net proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth on the cover page of this prospectus. In addition, we may receive proceeds from the exercise of the placement agent warrants, to the extent such placement agent warrants are exercised for cash.

We intend to use the net proceeds from the offering for working capital and general corporate purposes. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds from this offering. The amounts and timing of our actual expenditures will depend on numerous factors, including factors described under “Risk Factors” in this prospectus and the documents incorporated by reference herein and therein.

CAPITALIZATION

The following table sets forth our consolidated cash and capitalization, as of March 31, 2023. Such information is set forth on the following basis:

●	on an actual basis;

●	On an as adjusted basis to reflect our receipt of the net proceeds our sale and issuance of 6,089,025 shares of common stock (assuming no sale of any Pre-Funded Warrants) in this offering based offering price of $0.41 share of common stock and with gross proceeds of approximately $4,500,001, after deducting estimated placement agent fees and estimated offering expenses payable by us and after the use of net proceeds therefrom.

You should read the following table in conjunction with “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in this prospectus. The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2023 (in thousands):

	Actual	As Adjusted (1)
Cash, cash equivalents and investments	$2,357,204	$6,353,754	(2)
Common stock, $0.0001 par value, 200,000,000 shares authorized, 14,946,442 shares issued and outstanding at March 31, 2023; 25,922,053 shares issued and outstanding, as adjusted	1,495	2,593
Series C Preferred Stock, $0.0001 par value, 4,268 authorized, 0 issued and outstanding at December 31, 2022	-	-
Series D Preferred Stock, $1,000 par value, 5,775 authorized, 0 issued and outstanding at March 31, 2023	-	-
Series E Preferred Stock, $0.0001 par value, 15 authorized, 0 issued and outstanding at March 31, 2023	-	-
Series F Preferred Stock, $0.0001 par value, 2,500 authorized, 0 issued and outstanding at March 31, 2023	-	-
Series G Preferred Stock, $0.0001 par value, 2,500 authorized, 0 issued and outstanding at March 31, 2023	-	-
Additional paid-in capital	174,774,641	178,389,790
Accumulated deficit	(153,228,215)	(153,228,215)
Total stockholders’ equity	21,547,921	25,544,471
Total capitalization	$21,547,921	$25,544,471

18

(1)	This is based on 14,946,442 shares outstanding as of June 21, 2023 and excludes:

●	1,351,271 shares of common stock issuable upon the exercise of outstanding stock options and RSUs;

●	133 shares of common stock issuable upon the exercise of warrants issued to the placement agents for $1,500 per share until August 18, 2024;

●	7 shares of common stock issuable upon the exercise of warrants issued to the placement agent for $18,000 per share until either (i) May 15, 2023 or (ii) September 4, 2023;

●	47 shares of common stock issuable upon the exercise of Class B Warrants for $18,000 per share with expiration dates within the period between October 17, 2021 and May 15, 2023;

●	3,460 shares of common stock issuable upon the exercise of Series A Warrants for $5,505 per share until either (i) November 14, 2023, (ii) December 17, 2023 or (iii) January 24, 2024;

●	102,450 shares of common stock issuable upon the exercise of warrants issued in connection with the Company’s public offering on June 2, 2020 for $1,729 per share until June 2, 2025;

●	153,433 shares of common stock issuable upon the exercise of warrants issued in connection with a July 2021 private placement offering for $121.50 per share until July 14, 2026;

●	18,412 shares of common stock issuable upon the exercise of warrants issued to the placement agent in connection with the July 2021 Offering for $162.94 per share until July 14, 2026;

●	125,000 shares of common stock issuable upon the exercise of the warrants issued to the investors of the Series F Preferred Stock and Series G Preferred Stock for $37.65 per share until February 15, 2027;

●	10,000 shares of common stock issuable upon the exercise of warrants issued to the placement agent in connection with the February 2022 Offering for $7.50 per share until February 15, 2027;

●	5,000 shares of common stock issuable upon the exercise of warrants for $1.90 per share until June 22, 2027;

●	189,474 shares of common stock issuable upon the exercise of warrants issued to the placement agent in connection with the June 2022 Offering for $2.375 per share until June 22, 2027;

●	240,000 shares of common stock issuable upon the exercise of warrants issued to the placement agent in connection with the July 2022 Private Placement for $6.25 per share until July 28, 2025;

19

●	10,619,911 shares of common stock issuable upon exercise of the Series C preferred investment options issued to certain stockholders in the 2022 Private Placement for $2.356 per share until November 17, 2025; and

●	157,195 shares of common stock issuable upon exercise of preferred investment options issued to the placement agent in connection with the 2022 Private Placement for $3.578365 per share until November 17, 2025.

(2)	Includes 4,886,586 Prefunded Warrants issued in this offering exercised for 4,886,586 shares of common stock.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights of our common stock and preferred stock, certain provisions of our articles of incorporation, as amended (“Articles of Incorporation”), our amended and restated bylaws, as amended (“Bylaws”) and applicable law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Articles of Incorporation and our Bylaws, copies of which have been filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023, and the forms of securities, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part, which are incorporated by reference herein.

Authorized and Outstanding Capital Stock

Our authorized capital stock presently consists of 200,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of “blank check” preferred stock, par value $0.0001 per share, of which consists of (i) 4,268 authorized shares of Series C preferred stock, (ii) 5,775 authorized shares of Series D preferred stock, (iii) 15 authorized shares of Series E non-convertible preferred stock, (iv) 2,500 authorized shares of Series F preferred stock, and (v) 2,500 authorized shares of Series G preferred stock, none of which are issued and outstanding. As of June 21, 2023, we had 14,946,442 shares of common stock issued and outstanding.

Common Stock

Voting

Holders of shares of the common stock are entitled to one vote for each share held of record on matters properly submitted to a vote of our stockholders. Stockholders are not entitled to vote cumulatively for the election of directors.

Dividends

Subject to the dividend rights of the holders of any outstanding series of preferred stock, holders of shares of common stock will be entitled to receive rateably such dividends, if any, when, as, and if declared by our Board of Directors (“Board”) out of our assets or funds legally available for such dividends or distributions.

Liquidation and Distribution

In the event of any liquidation, dissolution, or winding up of our affairs, holders of the common stock would be entitled to share rateably in our assets that are legally available for distribution to our stockholders. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution preferences, liquidation preferences, or both. In such case, we must pay the applicable distributions to the holders of our preferred stock before we may pay distributions to the holders of common stock.

20

Conversion, Redemption, and Preemptive Rights

Holders of the common stock have no preemptive, subscription, redemption or conversion rights.

Sinking Fund Provisions

There are no sinking fund provisions applicable to the common stock.

Preferred Stock

Pursuant to our Articles of Incorporation, our Board has the authority, without further action by the shareholders, to issue from time to time up to 5,000,000 shares of preferred stock in one or more series. Our Board may designate the rights, preferences, privileges, and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series. The issuance of preferred stock could have the effect of restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock or delaying, deterring or preventing a change in control. Such issuance could have the effect of decreasing the market price of the common stock. We currently have no plans to issue any shares of preferred stock. As of June 21, 2023, our Board has designated the following series of preferred stock: (i) 4,268 authorized shares of Series C preferred stock; (ii) 5,775 authorized shares of Series D preferred stock; (iii) 15 authorized shares of Series E non-convertible preferred stock; (iv) 2,500 authorized shares of Series F preferred stock; and (v) 2,500 authorized shares of Series G preferred stock, none of which are issued and outstanding.

November 2022 Private Placement of Common Stock and Warrants

On November 17, 2022, we consummated the 2022 Private Placement pursuant to the terms and conditions of the Securities Purchase Agreement, by and among us and the purchasers. At the closing of the 2022 Private Placement, we issued (i) 982,466 placement shares; (ii) pre-funded warrants to purchase an aggregate of 1,637,445 prefunded warrant shares; and (iii) preferred investment options to purchase 10,619,911 preferred investment option shares.

The purchase price of each placement share and associated preferred investment option was $2.862692 and the purchase price of each pre-funded warrant was $2.862592. The aggregate gross proceeds to us from the 2022 Private Placement were approximately $7.5 million, before deducting placement agent fees and other offering expenses.

In connection with the 2022 Private Placement, the purchasers agreed to cancel the Series A and Series B preferred investment options to purchase up to an aggregate of 8,000,000 shares of our common stock which were previously issued to the investors in the July 2022 Private Placement discussed below.

Each preferred investment option is exercisable for one share of common stock for $2.356 per share until the third anniversary date of the issuance date. The exercise price and the number of our shares of common stock issuable upon the exercise of each of the warrants are subject to adjustment for stock splits, reverse splits, and similar capital transactions, as described in the warrants. The preferred warrants are exercisable on a “cashless” basis. The preferred investment options may be exercised on a “cashless basis” if there is no effective registration for the underlying shares of common stock.

A holder of the warrants will not have the right to exercise any portion of the prefunded warrants, preferred investment option, or placement agent warrant, as the case may be if the holder (together with its affiliates) would beneficially own more than 4.99% or 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, upon notice from the holder to us, the holder may increase the beneficial ownership limitation, which may not exceed 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us (the “Beneficial Ownership Limitation”).

If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the warrants with the same effect as if such successor entity had been named in such security itself. If our stockholders are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holders of the warrants shall be given the same choice as to the consideration it receives upon any exercise of the warrants following such fundamental transaction. In addition, holders of the preferred investment options will have the right to require us to repurchase its preferred investment options for cash in an amount equal to the value of the remaining unexercised portion of the warrants based on the Black-Scholes option pricing formula. However, if the fundamental transaction is not within our control, including not approved by our Board, then the holder of preferred investment options will only be entitled to receive the same type or form of consideration (and in the same proportion), at the value per share of common stock in the fundamental transaction for each share of common stock underlying the unexercised portion of the pre-funded warrants or preferred investment options, that is being offered and paid to our stockholder in connection with the fundamental transaction.

21

In addition, if at any time we grant, issue or sell any common stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of common stock (the “Purchase Rights”), then the holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete exercise of its warrants (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the holder’s right to participate in any such Purchase Right would result in the holder exceeding the Beneficial Ownership Limitation, then the holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of common stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the holder until such time, if ever, as its right thereto would not result in the holder exceeding the Beneficial Ownership Limitation).

During such time as the Warrants are outstanding, if we shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin-off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then, in each such case, the holders of the warrants shall be entitled to participate in such Distribution to the same extent that the holders would have participated therein if the holders had held the number of shares of common stock acquirable upon complete exercise of the warrants (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation).

All of the purchasers were “accredited investors” as such term is defined in Rule 501(a) under the Securities Act. The placement shares and warrants were offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder, and they were not offered pursuant to this prospectus or another prospectus. Accordingly, the selling stockholders may sell the placement shares and, upon the exercise of the warrants, the warrant shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

In connection with the 2022 Private Placement, we entered into a Registration Rights Agreement with the purchasers, dated November 15, 2022 (the “Registration Rights Agreement”). The Registration Rights Agreement provides that we shall file a registration statement covering the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement) with the SEC no later than ten calendar days after the date of the Registration Rights Agreement and have the registration statement declared effective by the SEC as promptly as possible after the filing thereof, but in any event no later than the 45th calendar date after the date of the Registration Rights Agreement, or, in the event of a “full review” by the SEC, the 75th day after the date of the Registration Statement.

Upon the occurrence of any Event (as defined in the Registration Rights Agreement), which, among others, prohibits the Purchasers from reselling the Securities for more than ten consecutive calendar days or more than an aggregate of 15 calendar days during any 12-month period, we are obligated to pay to each purchaser, on each monthly anniversary of each such Event, an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 2.0% multiplied by the aggregate subscription amount paid by such purchaser pursuant to the purchase agreement. If we fail to pay any partial liquidated damages in full within seven days after the date payable, we will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

Subject to certain exceptions, neither we nor any of our security holders (other than the purchasers in such capacity pursuant thereto) may include our securities in any registration statements other than the securities. We may not file any other registration statements until all securities are registered pursuant to a registration statement that is declared effective by the SEC, provided that we may file amendments to registration statements filed prior to the date of the Registration Rights Agreement so long as no new securities are registered on any such existing registration statements.

22

As compensation to Wainwright, as the exclusive placement agent in connection with the 2022 Private Placement, we paid Wainwright a cash fee of 7% of the aggregate gross proceeds raised in the offering, plus a management fee equal to 0.5% of the gross proceeds raised in the offering and reimbursement of certain expenses and legal fees. We issued Wainwright, or designees thereof, private placement options to purchase up to an aggregate of 157,195 private placement option shares. The placement agent options are in substantially the same form as the preferred investment options, except that the exercise price is approximately $3.578365 per share.

July 2022 Private Placement of Common Stock and Warrants

On July 27, 2022, we consummated the closing of a private placement (the “July 2022 Private Placement”), pursuant to the terms and conditions of the Securities Purchase Agreement, dated as of July 25, 2022, by and among us and certain institutional investors named on the signature pages thereto. At the closing of the July 2022 Private Placement, we issued (i) 700,000 shares of common stock; (ii) 3,300,000 prefunded warrants; (iii) 4,000,000 Series A preferred investment options; and (iv) 4,000,000 Series B preferred investment options. The purchase price of each placement share and associated preferred investment options was $5.00 and the purchase price of each prefunded warrant and associated preferred investment options was $4.9999.

Each prefunded warrant is exercisable for $0.0001 per share of common stock until all of the prefunded warrants are exercised in full. Each Series A preferred investment option is exercisable for one share of common stock for $5.00 per share until the third anniversary date of the issuance date. Each Series B preferred investment option is exercisable for one share of common stock for $5.00 per share until the second anniversary date of the issuance date. The exercise price and the number of our shares of common stock issuable upon the exercise of each of the warrants are subject to adjustment for stock splits, reverse splits, and similar capital transactions, as described in the warrants. The preferred warrants are exercisable on a “cashless” basis. The preferred investment options may be exercised on a “cashless basis” if there is no effective registration for the underlying shares of common stock.

A holder of the warrants will not have the right to exercise any portion of the prefunded warrants, Series A preferred investment options or Series B preferred investment options, as the case may be if the holder (together with its affiliates) would beneficially own more than 4.99% or 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, upon notice from the holder to us, the holder may increase the beneficial ownership limitation, which may not exceed 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants, provided that any increase in the Beneficial Ownership Limitation will not take effect until 61 days following notice to us.

If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the warrants with the same effect as if such successor entity had been named in such security itself. If our stockholders are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holders of the warrants shall be given the same choice as to the consideration it receives upon any exercise of the warrants following such fundamental transaction. In addition, holders of the preferred investment options will have the right to require us to repurchase its preferred investment options for cash in an amount equal to the value of the remaining unexercised portion of the warrants based on the Black-Scholes option pricing formula. However, if the fundamental transaction is not within our control, including not approved by our Board, then the holder of preferred investment options will only be entitled to receive the same type or form of consideration (and in the same proportion), at the value per share of common stock in the fundamental transaction for each share of common stock underlying the unexercised portion of the pre-funded warrants or preferred investment options, that is being offered and paid to our stockholder in connection with the fundamental transaction.

23

In addition, if at any time we grant, issue or sell any common stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of common stock, then the holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon complete exercise of its warrants (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of common stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that, to the extent that the holder’s right to participate in any such Purchase Right would result in the holder exceeding the Beneficial Ownership Limitation, then the holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of common stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the holder until such time, if ever, as its right thereto would not result in the holder exceeding the Beneficial Ownership Limitation).

During such time as the warrants are outstanding, if we shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin-off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then, in each such case, the holders of the warrants shall be entitled to participate in such Distribution to the same extent that the holders would have participated therein if the holders had held the number of shares of common stock acquirable upon complete exercise of the warrants (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation).

All of the purchasers were “accredited investors” as such term is defined in Rule 501(a) under the Securities Act. The placement shares and warrants were offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder, and they were not offered pursuant to this prospectus or another prospectus. Accordingly, the selling stockholders may sell the placement shares and, upon the exercise of the warrants, the warrant shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

In connection with the private placement, we entered into a Registration Rights Agreement with the Purchasers, dated July 25, 2022. The Registration Rights Agreement provides that we shall file a registration statement covering the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement) with the SEC no later than ten calendar days after the date of the Registration Rights Agreement, or August 4, 2022, and have the registration statement declared effective by the SEC as promptly as possible after the filing thereof, but in any event no later than the 45th calendar date after the date of the Registration Rights Agreement, or September 8, 2022, or, in the event of a “full review” by the SEC, the 75th day after the date of the Registration Statement, or October 8, 2022.

Upon the occurrence of any Event (as defined in the Registration Rights Agreement), which, among others, prohibits the purchasers from reselling the securities for more than ten consecutive calendar days or more than an aggregate of 15 calendar days during any 12-month period, we are obligated to pay to each purchaser, on each monthly anniversary of each such Event, an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 2.0% multiplied by the aggregate subscription amount paid by such purchaser pursuant to the purchase agreement. If we fail to pay any partial liquidated damages in full within seven days after the date payable, we will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

Subject to certain exceptions, neither we nor any of our security holders (other than the purchasers in such capacity pursuant thereto) may include our securities in any registration statements other than the securities offered in the private placement. We may not file any other registration statements until all securities are registered pursuant to a registration statement that is declared effective by the SEC, provided that we may file amendments to registration statements filed prior to the date of the Registration Rights Agreement so long as no new securities are registered on any such existing registration statements.

On August 3, 2022, we filed a registration statement on Form S-1 (File No. 333-266496) thereby registering the shares of common stock, and shares of common stock issuable upon the exercise of the prefunded warrants, Series A and Series B preferred investment options and Series B preferred options and 240,000 shares of common stock issuable upon the exercise of warrants granted to certain designees of Wainwright, the placement agent of the placement offering. The Form S-1 was declared effective by the SEC on August 12, 2022.

24

June 2022 Public Offering of Units and Prefunded Units

On June 22, 2022, we completed a public offering of (i) 772,157 units, each unit consisting of one share of common stock and one warrant to purchase one share of common stock for $1.90 per unit; and (ii) 2,385,738 prefunded units, each Prefunded Unit consisting of one prefunded warrant to purchase one share of common stock and one warrant, for $1.8999 per Prefunded Unit. Subject to certain ownership limitations described in the warrants, the warrants have an exercise price of $1.90 per share of common stock, are exercisable upon issuance and will expire five years from the date of issuance. The exercise price of the warrants is subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in the warrants.

Subject to certain ownership limitations described in the prefunded warrants, the prefunded warrants are immediately exercisable and may be exercised at a nominal consideration of $0.0001 per share of common stock any time until all of the prefunded warrants are exercised in full. A holder will not have the right to exercise any portion of the warrants or the prefunded warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants or the prefunded warrants, respectively. However, upon notice from the holder to us, the holder may increase the beneficial ownership limitation, which may not exceed 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants or the prefunded warrants, respectively, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us.

As compensation to Wainwright, as the exclusive placement agent in connection with the offering, we paid the placement agent a cash fee of 7% of the aggregate gross proceeds raised in the offering, plus a management fee equal to 0.5% of the gross proceeds raised in the offering and reimbursement of certain expenses and legal fees. We also issued to designees of the Wainwright warrants to purchase up to 189,474 shares of common stock. The placement agent warrants have substantially the same terms as the warrants, except that the placement agent warrants have an exercise price equal to $2.375 per share, and expire on the fifth anniversary from the date of the commencement of sales in the offering.

In connection with the offering, we entered into a Securities Purchase Agreement with certain institutional investors on June 17, 2022. The purchase agreement contained customary representations and warranties and agreements of the Company and the purchasers and customary indemnification rights and obligations of the parties.

The shares of common stock and warrants underlying the units, the warrants and prefunded warrants underlying the prefunded units and the placement agent warrants described above and the underlying shares of common stock were offered pursuant to the Registration Statement on Form S-1 (File No. 333-264930), as amended, which was declared effective by the SEC on June 17, 2022.

We received net proceeds of approximately $5.1 million from the offering, after deducting the estimated offering expenses payable by us, including the placement agent fees.

Series A Warrants

In our November 2018 initial public offering and concurrent private placement, we issued units that included a total of 4,875 Series A Warrants.

Exercisability

The warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance date. The Series A Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the Series A Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula outlined in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In place of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

25

Exercise Limitation

A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Exercise Price

The weighted average exercise price per whole share of common stock purchasable upon exercise of the warrants is $7,758 per share for the Series A Warrants. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability

Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Fundamental Transactions

In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants are entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Stockholder

Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Governing Law

The Series A Warrants and the warrant agency agreement are governed by New York law.

Anti-Takeover Effects of Nevada Law and the Articles of Incorporation and Bylaws

Certain provisions of the Articles of Incorporation and Bylaws, and certain provisions of the Nevada Revised Statutes (“NRS”) could make our acquisition by a third party, a change in our incumbent management, or a similar change of control more difficult. These provisions, which are summarized below, are likely to reduce our vulnerability to an unsolicited proposal for the restructuring or sale of all or substantially all of our assets or an unsolicited takeover attempt. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to the Articles of Incorporation and the Bylaws and the relevant provisions of the NRS.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance, subject to any limitations imposed by the listing standards of Nasdaq. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

26

Our authorized capital includes “blank check” preferred stock. Our Board has the authority to issue preferred stock in one or more classes or series and determine the price, designation, rights, preferences, privileges, restrictions and conditions, including voting and dividend rights, of those shares without any further vote or action by stockholders. The rights of the holders of common stock will be subject to and may be adversely affected by, the rights of holders of any preferred stock that may be issued in the future. The issuance of additional preferred stock, while providing desirable flexibility in connection with possible financings and acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the voting power of our outstanding voting securities, which could deprive our holders of common stock of a premium that they might otherwise realize in connection with a proposed acquisition of our Company.

Action by Written Consent

Our Bylaws provide that any action required or permitted by law, the Articles of Incorporation or Bylaws to be taken at a meeting of our shareholders may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by shareholders holding at least a majority of the voting power; provided that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

Advance Notice Requirements

Shareholders wishing to nominate persons for election to our Board at a meeting or to propose any business to be considered by our shareholders at a meeting must comply with certain advance notice and other requirements set forth in our Bylaws and Rule 14a-8 of the Exchange Act.

Special Meetings

Our Bylaws provide that special meetings of shareholders may only be called by the President or Chief Executive Officer. Business transacted at all special meetings shall be confined to the purposes stated in the notice of the meeting unless all stockholders entitled to vote are present and consent.

Board Vacancies

Our Bylaws provide that any vacancy on our Board, howsoever resulting, may be filled by a majority vote of the remaining directors.

Removal of Directors

Our Bylaws provide that any director may be removed either for or without cause at any special meeting of stockholders by the affirmative vote of at least two-thirds of the voting power of the issued and outstanding stock entitled to vote; provided, however, that notice of intention to act upon such matter shall have been given in the notice calling such meeting.

Right to Alter, Amend or Repeal Bylaws

Our Bylaws provide that they may be altered, amended or repealed at any meeting of the Board at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting.

Indemnification of Officers and Directors and Insurance

Our Bylaws provide for the limitation of liability of our directors and the indemnification of our directors and officers to the fullest extent permitted under Nevada law. Our directors and officers may be liable for a breach or failure to perform their duties in accordance with Nevada law only if their breach or failure to perform constitutes gross negligence, willful misconduct or intentional harm to us or our shareholders. Our directors may not be personally liable for monetary damages for action taken or failure to take action as a director except in specific instances established by Nevada law.

27

Under Nevada law, we may generally indemnify a director or officer against liability incurred in a proceeding if he or she acted in good faith and believed that his or her conduct was in our best interest and that he or she had no reason to believe his or her conduct was unlawful. We may not indemnify a director or officer if the person was adjudged liable to us or in the event it is adjudicated that the director or officer received an improper personal benefit.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Nevada Anti-Takeover Statutes

The NRS contains provisions restricting the ability of a Nevada corporation to engage in business combinations with an interested stockholder. Under the NRS, except under certain circumstances, business combinations with interested stockholders are not permitted for a period of two years following the date such stockholder becomes an interested stockholder. The NRS defines an interested stockholder, generally, as a person who is the beneficial owner, directly or indirectly, of 10% of the outstanding shares of a Nevada corporation. In addition, the NRS generally disallows the exercise of voting rights with respect to “control shares” of an “issuing corporation” held by an “acquiring person,” unless such voting rights are conferred by a majority vote of the disinterested stockholders. “Control shares” are those outstanding voting shares of an issuing corporation which an acquiring person and those persons acting in association with an acquiring person (i) acquire or offer to acquire in an acquisition of a controlling interest and (ii) acquire within 90 days immediately preceding the date when the acquiring person became an acquiring person. An “issuing corporation” is a corporation organized in Nevada that has two hundred or more stockholders, at least one hundred of who are stockholders of record and residents of Nevada, and which does business in Nevada directly or through an affiliated corporation. The NRS also permits directors to resist a change or potential change in control of the corporation if the directors determine that the change or potential change is opposed to or not in the best interest of the corporation.

Options

As of June 21, 2023, we had 1,351,271 stock options and RSUs issued and outstanding.

Warrants

As of June 21, 2023, the following warrants were outstanding:

●	warrants issued to the placement agents exercisable for 133 shares of common stock for $1,500 per share until August 18, 2024;

●	warrants issued to the placement agent exercisable for 7 shares of common stock for $18,000 per share until either (i) May 15, 2023 or (ii) September 4, 2023;

●	Class B Warrants exercisable for 47 shares of common stock for $18,000 per share with expiration dates within the period between October 17, 2021 and May 15, 2023;

●	Series A Warrants exercisable for 3,460 shares of common stock for $5,505 per share until either (i) November 14, 2023, (ii) December 17, 2023 or (iii) January 24, 2024;

●	warrants issued in connection with the Company’s public offering on June 2, 2020 to purchase 102,450 shares of common stock for $1,729 per share until June 2, 2025;

●	warrants issued in connection with a July 2021 private placement offering exercisable for 153,433 shares of common stock for $121.50 per share until July 14, 2026;

●	warrants issued to the placement agent in connection with the July 2021 Offering for 18,412 shares of common stock for $162.94 per share until July 14, 2026;

●	warrants issued to the investors of the Series F Preferred Stock and Series G Preferred Stock exercisable for 125,000 shares of common stock for $37.65 per share until February 15, 2027;

28

●	warrants issued to the placement agent in connection with the February 2022 Offering exercisable for 10,000 shares of common stock for $7.50 per share until February 15, 2027;

●	warrants exercisable for 5,000 shares of common stock for $1.90 per share until June 22, 2027;

●	warrants issued to the placement agent in connection with the June 2022 Offering exercisable for 189,474 shares of common stock for $2.375 per share until June 22, 2027;

●	warrants issued to the placement agent in connection with the July 2022 Private Placement exercisable for 240,000 shares of common stock for $6.25 per share until July 28, 2025;

●	Series C preferred investment options issued to the investors in connection with the November 2022 Private Placement exercisable for 10,619,911 shares of common stock for $2.356 per share until November 17, 2025; and

●	Preferred Investment Options issued to the placement agent in connection with the November 2022 Private Placement exercisable for 157,195 shares of common stock for $3.578365 per share until November 17, 2025.

Nevada Business Combination Statutes

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS, generally prohibit a Nevada corporation with at least 200 stockholders of record from engaging in various “combination” transactions with any interested stockholder for two years after the date of the transaction in which the person became an interested stockholder unless the transaction is approved by the Board before the date the interested stockholder obtained such status or the combination is approved by the Board and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

●	the combination was approved by the Board prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the Board before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or

●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding voting shares of the corporation, (c) more than 10% of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within two years, did own) 10% or more of the voting power of the outstanding voting shares of a corporation. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

29

Transfer Agent and Registrar

Our transfer agent and registrar is Vstock Transfer, LLC located at 18 Lafayette Pl, Woodmere, New York 11598. Their telephone number is (212) 828-8436.

Nasdaq Capital Market

Our common stock and Series A Warrants are listed on Nasdaq under the symbol “TBLT” and “TBLTW,” respectively.

Penny Stock Regulation

The SEC has adopted regulations that generally define “penny stock” to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our common stock immediately following this offering may be subject to such penny stock rules, purchasers in this offering will in all likelihood find it more difficult to sell their common stock shares in the secondary market.

Dividend Policy

To date, we have never declared a dividend for our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business and for general corporate purposes. We cannot assure you that we will distribute any cash in the future. Our cash distribution policy is within the discretion of our Board and will depend upon various factors, including our results of operations, financial condition, capital requirements and investment opportunities.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering up to 6,089,025  shares of our common stock and accompanying Series D Common Warrants to purchase up to 6,089,025 shares of common stock. We are also offering up to 4,886,586 Pre-Funded Warrants (and accompanying Series D Common Warrants to purchase up to 4,886,586 shares of common stock) to those purchasers whose purchase of shares of common stock in this offering would result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock following the consummation of this offering in lieu of the shares of common stock that would result in such excess ownership. Each Pre-Funded Warrant will be exercisable for one share of common stock. No warrants for fractional shares of common stock will be issued, rather warrants will be issued only for whole shares of common stock. We are also registering the shares of common stock issuable from time to time upon exercise of the Pre-Funded Warrants and Series D Common Warrants offered hereby.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” in this prospectus.

30

Series D Common Warrants

The following is a summary of certain terms and provisions of the Series D Common Warrants that are being offered hereby and is not complete and is subject to, and qualified in its entirety by, the provisions of the Series D Common Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Series D Common Warrants for a complete description of the terms and conditions of the Series D Common Warrants.

Duration and Exercise Price

Each Series D Common Warrant offered hereby will have an exercise price equal to $0.29. The Series D Common Warrants will be immediately exercisable and may be exercised until the five year anniversary of the issuance date. The exercise price and number of shares of common stock issuable upon exercise of the Series D Common Warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. The Series D Common Warrants will be issued separately from the common stock or Pre-Funded Warrants, respectively, and may be transferred separately immediately thereafter.

Exercisability

The Series D Common Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Series D Common Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding shares of common stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us.

Cashless Exercise

If, at the time a holder exercises its Series D Common Warrants, a registration statement registering the issuance or resale of the shares of common stock underlying the Series D Common Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Series D Common Warrants.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Series D Common Warrants and generally including any merger or consolidation with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common stock, then upon any subsequent exercise of the Series D Common Warrants, the holder will have the right to receive as alternative consideration, for each share of our common stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of our Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of our common stock for which the Series D Common Warrants are exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Series D Common Warrants have the right to require us or a successor entity to redeem the Series D Common Warrants for cash in the amount of the Black-Scholes Value (as defined in the Common Warrants) of the remaining unexercised portion of the Series D Common Warrants on the date of the consummation of such fundamental transaction, concurrently with or within 30 days following the consummation of a fundamental transaction.

31

However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our Board, the holders of the Series D Common Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Series D Common Warrants that are being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our common stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Transferability

Subject to applicable laws, the Series D Common Warrants may be transferred at the option of the holder upon surrender of the Series D Common Warrants to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Series D Common Warrants. Rather, the number of shares of common stock to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Series D Common Warrants, and we do not expect an active trading market to develop. We do not intend to apply to list the Series D Common Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Series D Common Warrants will be extremely limited. The shares of common stock issuable upon exercise of the Series D Common Warrants are currently traded on Nasdaq.

Right as a Stockholder

Except as otherwise provided in the Series D Common Warrants or by virtue of the holder’s ownership of shares of our common stock, such holder of Series D Common Warrants does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises such holder’s Series D Common Warrants. The Series D Common Warrants provide that holders have the right to participate in distributions or dividends paid on our shares of common stock.

Waivers and Amendments

No term of the Series D Common Warrants may be amended or waived without the written consent of the holder.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Duration and Exercise Price

Each Pre-Funded Warrant offered hereby will have an initial exercise price per share of common stock equal to $0.0001. The Pre-Funded Warrants will be immediately exercisable and will expire when exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our shares of common stock.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding shares of common stock immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding shares of common stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Pre-Funded Warrants.

Rather, at our election, the number of shares of common stock to be issued will be rounded up to the nearest whole number or we will pay a cash adjustment in an amount equal to such fraction multiplied by the exercise price.

Transferability

Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrants to us together with the appropriate instruments of transfer.

32

Trading Market

There is no established trading market for the Pre-Funded Warrants, and we do not expect an active trading market to develop. We do not intend to list the Pre-Funded Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Pre-Funded Warrants will be extremely limited. The shares of common stock issuable upon exercise of the Pre-Funded Warrants are currently traded on Nasdaq.

Right as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until such holder exercise their Pre-Funded Warrants. The Pre-Funded Warrants provide that holders have the right to participate in distributions or dividends paid on our shares of common stock.

Placement Agent Warrants

In addition, we have agreed to issue to the placement agent or its designees the placement agent warrants to purchase up to 6.0% of the aggregate number of shares of common stock sold in this offering (including the Pre-Funded Warrants issued in this offering), at an exercise price equal to $0.5125. The placement agent warrants will be exercisable upon issuance and will expire five years from the commencement of sales under this offering. The placement agent warrants issued in this offering will otherwise have substantially the same terms as the Series D Common Warrants. The placement agent warrants are registered on the registration statement of which this prospectus is a part. The form of the placement agent warrant has been included as an exhibit to this registration statement of which this prospectus forms a part.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There have been no transactions during the last two fiscal years to which we have been a participant in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our voting securities, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements with our named executive officers.

PLAN OF DISTRIBUTION

We have engaged H.C. Wainwright & Co., LLC (“Wainwright” or the “Placement Agent”) to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus on a reasonable best efforts basis. Wainwright is not purchasing or selling any securities, nor are they required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use their “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire amount of securities being offered pursuant to this prospectus.

The terms of this offering are subject to market conditions and negotiations between us, the placement agent and prospective investors. The placement agent will have no authority to bind us by virtue of the engagement letter. This is a best efforts offering and there is no minimum amount of proceeds that is a condition to closing of this offering. Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us. The ability to pursue a claim for breach of contract is material to larger purchasers in this offering as a means to enforce the following covenants uniquely available to them under the securities purchase agreement: (i) a covenant to not enter into variable rate financings for a period of one year following the closing of the offering, subject to an exception; and (ii) a covenant to not enter into any equity financings for 30 days from closing of the offering, subject to certain exceptions.  Wainwright  may engage one or more sub-agents or selected dealers in connection with the offering.

The nature of the representations, warranties and covenants in the securities purchase agreements shall include:

●	standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act;

33

●	standard issuer representations and warranties on matters such as organization, qualification, authorization, no conflict, no governmental filings required, current in SEC filings, no litigation, labor or other compliance issues, environmental, intellectual property and title matters and compliance with various laws such as the Foreign Corrupt Practices Act; and

●	covenants regarding matters such as registration of warrant shares, no integration with other offerings, filing of an 8-K to disclose entering into these securities purchase agreements, no shareholder rights plans, no material nonpublic information, use of proceeds, indemnification of purchasers, reservation and listing of common stock, and no subsequent equity sales for 30 days.

Delivery of the securities offered hereby is expected to occur on or about June 23, 2023, subject to satisfaction of certain customary closing conditions.

Fees and Expenses

The following table shows the per share and accompanying Series D Common Warrant, and per Pre-Funded Warrant and accompanying Series D Common Warrant, and total placement agent fees we will pay in connection with the sale of the securities in this offering.

	Per Share and Accompanying Series D Common Warrant	Per Pre- Funded Warrant and Accompanying Series D Common Warrant	Total
Offering price	$0.4100	$0.40990	$4,500,001
Placement Agent fees	$0.02870	$0.02870	$315,000
Proceeds to us, before expenses	$0.38130	$0.38120	$4,185,001

We have agreed to pay the placement agent a total cash fee equal to 7.0% of the aggregate gross proceeds raised in the offering and a management fee equal to 0.5% of the gross proceeds raised in this offering. We will reimburse the placement agent a non-accountable expense allowance of $50,000, for its legal fees and expenses and other out-of-pocket expenses in an amount up to $100,000, and for its clearing expense in an amount up to $15,950 in connection with this offering. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent fees and expenses, will be approximately $268,902. After deducting the placement agent fees and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $3.7 million.

Placement Agent Warrants

In addition, we have agreed to issue the placement agent warrants to the placement agent or its designees to purchase up to 6.0% of the aggregate number of shares of common stock and Pre-Funded Warrants sold in this offering, at an exercise price equal to $0.5125. The placement agent warrants will be exercisable upon issuance and will expire five years from the commencement of sales under this offering. The Placement Agent Warrants are registered on the registration statement of which this prospectus is a part. The form of the Placement Agent Warrant has been included as an exhibit to this registration statement of which this prospectus forms a part.

Right of First Refusal

Subject to consummation of the offering, we have granted a right of first refusal to the placement agent pursuant to which it has the right to act as the exclusive book-running manager, underwriter or placement agent, as applicable, if we decide to raise capital through a public offering (including an at-the-market facility) or private placement or any other capital-raising financing of equity, equity-linked or debt securities (other than a traditional debt facility or venture debt facility or an equity line of credit) pursuant to which we engage an investment bank or broker/dealer at any time prior to the six (6) months following the consummation of this offering, which right of first refusal shall not have a duration of more than three years from the commencement of sales of the offering or the termination date of the engagement agreement in compliance with FINRA Rule 5110(g)(6)(A).

34

Tail

In the event that any investors that were contacted by the placement agent or were introduced to us by the placement agent during the term of our engagement agreement with the placement agent provide any capital to us in a public or private offering or other financing or capital-raising transaction of any kind (each, a “Tail Financing”) within six (6) months following the termination or expiration of our engagement agreement with the placement agent, we shall pay the placement agent the cash and warrant compensation provided above on the gross proceeds raised in such Tail Financing from such investors.

Determination of Offering Price

The combined offering price per share and Series D Common Warrant and the combined offering price per Pre-Funded Warrant and Series D Common Warrant we are offering and the exercise prices and other terms of the Pre-Funded Warrants and Series D Common Warrants were negotiated between us and the investors, in consultation with the placement agent based on the trading of our common stock prior to this offering, among other things. Other factors considered in determining the offering prices of the securities we are offering and the exercise prices and other terms of the Pre-Funded Warrants and Series D Common Warrants include the history and prospects of our Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Lock-up Agreements

We and each of our officers and directors have agreed with the placement agent to be subject to a lock-up period of 30 days following the date of this prospectus. This means that, during the applicable lock-up period, we and such persons may not offer for sale, contract to sell, or sell any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock, subject to certain customary exceptions. The placement agent may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements. In addition, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our common stock or upon a specified or contingent event in the future or enter into any agreement to issue securities at a future determined price for a period of one year following the closing date of this offering, subject to an exception. The placement agent may waive this prohibition in its sole discretion and without notice.

Transfer Agent and Registrar

The transfer agent for our common stock is Vstock Transfer, LLC.

Nasdaq Listing

Our common stock and our Series A Warrants are currently listed on Nasdaq under the symbols “TBLT” and “TBLTW,” respectively. On June 20, 2023, the closing price per share of our common stock was $0.5601.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities arising under the Securities Act and liabilities arising from breaches of representations and warranties contained in our engagement letter with the placement agent. We have also agreed to contribute to payments that the placement agent may be required to make for these liabilities.

In addition, we will indemnify the purchasers of securities in this offering against liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by us in the securities purchase agreement or related documents or (ii) any action instituted against a purchaser by a third party (other than a third party who is affiliated with such purchaser) with respect to the securities purchase agreement or related documents and the transactions contemplated thereby, subject to certain exceptions.

35

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Other Relationships

The placement agent and its affiliates may in the future engage in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The placement agent may in the future receive customary fees and commissions for these transactions. However, except as disclosed in this prospectus, we have no present arrangements with the placement agent for any further services.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the placement agent and the placement agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent and should not be relied upon by investors.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act made after the date of the initial registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement and subsequent to the date of this prospectus until the termination of the offering of the securities described in this prospectus (other than information in such filings that was “furnished,” under applicable SEC rules, rather than “filed”). We incorporate by reference the following documents or information that we have filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 31, 2023;

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2023 filed with the SEC on May 22, 2023; and

●	our Current Reports on Form 8-K filed with the SEC on January 4, 2023 and March 16, 2023 other than any portions thereof deemed furnished and not filed).

In addition, all other reports subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering (excluding any information furnished rather than filed) shall be deemed to be incorporated by reference into this prospectus.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Securities Exchange Act of 1934, as amended shall be incorporated by reference into this prospectus.

36

Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus, modifies or supersedes such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Mr. Martin Galstyan

Chief Financial Officer

ToughBuilt Industries, Inc.

8669 Research Drive

Irvine, CA 92618

Telephone: (949) 528-3100

You may also access these filings on our website at www.toughbuilt.com. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide different or additional information on our behalf. An offer of these securities is not being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date of those respective documents.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement.

For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus, or any document incorporated by reference in this prospectus, is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus or any sale of our securities.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from commercial document retrieval services and over the Internet at the SEC’s website at www.sec.gov.

We maintain a website at www.toughbuilt.com. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into, and is not part of this prospectus.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Carmel, Milazzo & Feil LLP, New York, New York. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel for the placement agent with respect to the offering.

EXPERTS

Our consolidated financial statements for the fiscal years ended December 31, 2022 and 2021 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and incorporated by reference into in this prospectus have been audited by Marcum, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s going concern uncertainty) given upon their authority as experts in auditing and accounting.

37

6,089,025 Shares of Common Stock

4,886,586 Pre-Funded Warrants to Purchase up to 4,886,586 Shares of Common Stock

10,975,611 Series D Common Warrants to Purchase up to 10,975,611 Shares of Common Stock

Placement Agent Warrants to Purchase up to 658,537 Shares of Common Stock

 (and Shares of Common Stock underlying the Series D Common Warrants, Pre-Funded Warrants and Placement Agent Warrants)

ToughBuilt Industries, Inc.

PROSPECTUS

H.C. Wainwright & Co.

The date of this prospectus is June 21, 2023.